99.1 - EXHIBIT 1

PIPER JAFFRAY     SECURITIES TRADING             Account Name   o
                  AUTHORIZATION
                                                 ------------------------------
                  (LIMITED)                      Account Number  o

                                                 ------------------------------

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LIMITED TO PURCHASES AND SALES OF SECURITIES

Piper Jaffray Inc. ("Piper Jaffray")
Attention:  Records Management
222 South Ninth Street
Minneapolis, MN  55402-3804

Dear Piper Jaffray:

AUTHORIZATION OF AGENT AND INDEMNIFICATION  TO  PIPER  JAFFRAY.   I*   hereby
     authorize (print)  ______________________________  ("AGENT") as my agent and attorney in fact to buy, sell (including short sales) and trade in stocks, bonds, options and any other securities on margin or otherwise in accordance with your terms and conditions for my account and risk in my name or number on your books. I hereby ratify and confirm any and all transactions with you effected by AGENT or which AGENT shall effect for my account. I hereby agree to indemnify and hold you harmless from and to pay you promptly on demand any and all losses or debit balances due in my account(s).

SCOPE OF AGENT'S AUTHORITY.   For all such purchases, sales or trades you are
     authorized to follow the instructions of AGENT in every respect concerning my accounts and AGENT is authorized to act for me and in my behalf in the same manner and with the same force and effect as I might or could do with respect to such purchases, sales or trades as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or trades, except that AGENT is not authorized to withdraw any money, securities or other property either in my name or otherwise.

IF CUSTOMER DIES OR BECOMES INCAPACITATED. In case of my death or incapacity this authorization shall continue, and you shall not be responsible for any action taken on the basis of this authorization until you have received written notice of death or incapacity addressed to you and delivered to you at the above address.

AUTHORIZATION DOES NOT LIMIT PIPER JAFFRAY'S RIGHTS. This authorization and indemnity is in addition to (and in no way limits or restricts) any rights which you may have under any other agreement or agreements between your firm and me.

REVOCATION  MUST BE IN  WRITING;  LIABILITIES  INCURRED  PRIOR TO REVOCATION;
     SUCCESSORS TO PIPER JAFFRAY. This authorization and indemnity is also a continuing one and shall remain in full force and effect until revoked by me by a written notice addressed to you and delivered to you at the above address. Such revocation shall not affect any liability in any way resulting from transactions initiated prior to such revocation. This authorization and indemnity shall inure to the benefit of your present firm and of any successor firm or firms irrespective of any change or changes at any time in the personnel thereof for any cause whatsoever, and of the assigns of your present firm or any successor firm.

I HAVE READ THIS TRADING AUTHORIZATION ENTIRELY BEFORE SIGNING.


----------------------------  -------------  ------------------------------------------------
**Customer Signature/Title    Date           AGENT Signature/Title            Date
                                             (AGENT - Please   complete
                                             reverse side of form.)

----------------------------  -------------
Customer Signature/Title      Date           |_| Firm Employee Discretion


----------------------------  -------------
Customer Signature/Title      Date

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INTERNAL USE ONLY

----------------------------  -------------  ------------------------------------------------
Branch Manager Specialist     Date           B.O.M.A.S. Signature (if         Date
                                             required)

----------------------------  -------------  ------------------------------------------------
Compliance Signature          Date           SROP Signature (if required)     Date
                                             |_| Options Approved
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*    I* means I, me, we, and customer(s), depending on number of persons signing this Trading Authorization.
**   If agent is signing as Power of Attorney ("POA"), "X" the corresponding box and provide a copy of the POA.

                            [Back of Agreement]

AGENT INFORMATION

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Name (Please print)

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Address

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City                                        State        Zip

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Work Phone                      Home Phone               Date of Birth
(        )                      (        )

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Occupation

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Employer

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Past Investment Experience (Years of        Are you currently employed by Piper
Experience)                                 Jaffray?
 Stocks    |_| 0-1       |_| 1-5           |_|  Yes             |_| No
                         |_| 5 or more
                                         --------------------------------------
 Bonds     |_| 0-1       |_| 1-5         Contact name (If agent is a
                         |_| 5 or more     non-natural entity)
 Options   |_| 0-1       |_| 1-5
                         |_| 5 or more
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